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                                                                    Exhibit 24

                          HOVNANIAN ENTERPRISES, INC.

                  WASHINGTON HOMES EMPLOYEE STOCK OPTION PLAN

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Hovnanian Enterprises, Inc., a Delaware corporation, (the "Company") in their respective capacities set forth below constitutes and appoints Peter S. Reinhart and J. Larry Sorsby, and each of them their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to the Washington Homes Employee Stock Option Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such common stock, to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                               Title                  Date
---------                               -----                  ----

/s/ Kervork S. Hovnanian          Chairman of the Board     March 5, 2001
-------------------------------
Kervork S. Hovnanian

/s/ Ara K. Hovnanian
-------------------------------   Chief Executive Officer,  March 5, 2001
Ara K. Hovnanian                  President and Director



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/s/ Paul W. Buchanan              Senior Vice President      March 5, 2001
-------------------------------   Corporate Controller and
Paul W. Buchanan                  Director


/s/ Peter S. Reinhart             Senior Vice President,     March 5, 2001
-------------------------------   General Counsel,
Peter S. Reinhart                 Secretary and Director



/s/ J. Larry Sorsby               Executive Vice President,  March 5, 2001
-------------------------------   Chief Financial Officer
J. Larry Sorsby                   and Director



/s/ Geaton A. DeCesaris, Jr.      President Homebuilding     March 5, 2001
-------------------------------   Operations, Chief
Geaton A. DeCesaris, Jr.          Operating Officer and
                                  Director
























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